                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements of Cray Inc. dated March 31, 2005 (April 20, 2006 as to the effects of the restatement discussed in Note 2) appearing in the Annual Report on Form 10-K of Cray Inc. for the year ended December 31, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph related to the restatement discussed in Note 2).

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
June 6, 2006